UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2020

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 16, 2020, Concentrix Corporation (“Concentrix”), a wholly-owned subsidiary of SYNNEX Corporation (“SYNNEX”), entered into a Credit Agreement (the “Concentrix Credit Agreement”) with the lenders party thereto, Bank of America, N.A., as administrative agent, and certain United States subsidiaries (“Domestic Subsidiaries”) of Concentrix, as guarantors, dated as of October 16, 2020. The Concentrix Credit Agreement provides for the extension of revolving loans (“Revolving Loans”) in an aggregate principal amount not to exceed $600.0 million and a term loan (“Term Loan”) in an aggregate principal amount not to exceed $900.0 million (the Revolving Loans and the Term Loan, collectively, the “Loans”).

As previously disclosed, SYNNEX announced a plan to separate Concentrix, its technology-infused customer experience solutions business, into an independent publicly-traded company. Immediately following the separation, it is expected that SYNNEX stockholders will own shares of both SYNNEX and Concentrix, at the same percentage ownership that they held of SYNNEX prior to the transaction. Concentrix entered into the Concentrix Credit Agreement in connection with this plan. The initial funding date under the Concentrix Credit Agreement must be prior to February 28, 2021, unless SYNNEX elects not to complete the separation of Concentrix prior to such date, in which case the lenders will not be obligated to fund the Loans. The lenders’ obligation to fund the Loans on the initial funding date is subject to several other conditions, including, among others, that the plan to separate Concentrix shall have occurred substantially concurrently at the same time as such funding, that the amount of Revolving Loans funded on the initial funding date does not exceed $100.0 million, that Concentrix shall have entered into a trade receivables securitization facility providing for aggregate funding commitments of at least $250.0 million (the “Concentrix Securitization Facility”), and other customary conditions. The proceeds of the Loans advanced on the initial funding date will be used to reduce a portion of the intercompany balances and other indebtedness owed by Concentrix to SYNNEX, make other payments to SYNNEX in connection with the separation, and pay fees and expenses incurred in connection with the transactions related to the Concentrix Credit Agreement and the plan to separate Concentrix. With a portion of these funds, SYNNEX will prepay a portion of each of the senior secured term loans outstanding under SYNNEX’ United States Credit Agreement (as defined below) and SYNNEX’ United Stated Term Loan Credit Agreement (as defined below), such that after making such prepayments, the aggregate principal amount of the term loan outstanding under SYNNEX’ United States Credit Agreement will not exceed $500.0 million, and the aggregate principal amount of the term loan outstanding under SYNNEX’ United States Term Loan Credit Agreement will not exceed $1,000.0 million.

Concentrix may request, subject to obtaining commitments from any participating lenders and certain other conditions, incremental commitments to increase the amount of Revolving Loans or Term Loans available under the Concentrix Credit Agreement in an aggregate principal amount equal to $450.0 million, plus an additional amount, so long as after giving effect to the incurrence of such additional amount, the pro forma first lien leverage ratio of Concentrix would not exceed 3.00 to 1.00. The maturity of the Concentrix Credit Agreement will be five years after the initial funding date. The outstanding principal amount of the Term Loan is payable in quarterly installments in an amount equal to 1.25% commencing on the last day of the second full fiscal quarter after the initial funding date under the Concentrix Credit Agreement, with the unpaid balance due in full on the maturity date.

Loans borrowed under the Concentrix Credit Agreement will bear interest, in the case of LIBOR rate loans, at a per annum rate equal to the applicable LIBOR rate (provided such rate shall not be less than 0.25%), plus the annum Applicable Rate (as defined in the Credit Agreement), which may range from 1.25% to 2.25%, based on Concentrix Consolidated Leverage Ratio (as defined in the Concentrix Credit Agreement). Loans borrowed under the Concentrix Credit Agreement that are not LIBOR rate loans will bear interest at a per annum rate equal to (i) the greatest of (A) the Federal Funds Rate plus 1/2 of 1.0%, (B) the LIBOR rate (provided such rate shall be less than 0.25%) plus 1.0% per annum, and (C) the rate of interest announced, from time to time, by Bank of America., N.A. as its “prime rate,” plus (ii) the Applicable Rate, which may range from 0.25% to 1.25%, based on Concentrix’ Consolidated Leverage Ratio.

The Concentrix Credit Agreement contains various loan covenants that restrict the ability of Concentrix and its subsidiaries on or after the initial funding date to take certain actions, including, incurrence of indebtedness, creation of liens, mergers or consolidations, dispositions of assets, repurchase or redemption of capital stock, making certain investments, entering into certain transactions with affiliates or changing the nature of their business. In addition, the Concentrix Credit Agreement contains financial covenants which, after the initial funding date, require Concentrix to maintain a Consolidated Leverage Ratio in an amount not to exceed 3.75 to 1.0 (subject to certain exceptions with respect to acquisitions in excess of an agreed threshold amount) and a Consolidated Interest Coverage Ratio (as defined in the Concentrix Credit Agreement) equal to or greater than 3.00 to 1.0. Concentrix’ obligations under the Concentrix Credit Agreement will be secured by substantially all of its and certain of its Domestic Subsidiaries’ assets and are guaranteed by certain of its Domestic Subsidiaries. The obligations under the Concentrix Credit Agreement may be accelerated or the commitments terminated upon the occurrence of events of default under the Concentrix Credit Agreement, which include payment defaults, defaults in the performance of affirmative and negative covenants on or after the initial funding date, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, cross defaults to other material indebtedness on or after the initial funding date, defaults arising in connection with a change in control of Concentrix after the initial funding date, and other customary events of default.

The foregoing description of the Concentrix Credit Agreement is qualified in its entirety by reference to the Concentrix Credit Agreement which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Forward Looking Statements

This Item 1.01 of this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding the proposed separation of Concentrix and SYNNEX, including status, timing, and what shareholders will own immediately following the separation, and statements about the Concentrix Credit Agreement, including the timing of funding the loans, the conditions to funding and the use of proceeds from the Loans. These statements involve risks and uncertainties, including, but not limited to, that the separation may not be timely completed, if at all; that, prior to the completion of the separation, SYNNEX’ business may not perform as expected due to separation-related uncertainty or other factors, including the impact of COVID-19 or coronavirus, or other pandemics, and the impact of related governmental, individual and business responses, including the ability of employees to travel to work; and that the conditions to funding the Loans may not be met. For a detailed discussion of other risks and uncertainties see SYNNEX’ Form 10-K for the fiscal year ended November 30, 2019 and subsequent SEC filings. Statements included in this report are based upon information known to SYNNEX as of the date of this report, and SYNNEX assumes no obligation to update information contained in this report.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided pursuant to Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01Other Events.

In connection with the entry into the Concentrix Credit Agreement, SYNNEX entered into amendments (the “SYNNEX Amendments”) to that certain (i) Credit Agreement dated November 27, 2013, with the lenders party thereto, Bank of America, N.A., as administrative agent, and certain United States subsidiaries of SYNNEX, as guarantors (as amended, the “United States Credit Agreement”) and (ii) Credit Agreement dated August 9, 2018, with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and certain United States subsidiaries of SYNNEX, as guarantors (as amended, the “United States Term Loan Credit Agreement”). The purpose of the SYNNEX Amendments is to permit, among other things, the plan to separate Concentrix and the transactions related to such plan, and the incurrence of the obligations under the Concentrix Securitization Facility. The foregoing description of the SYNNEX Amendments is qualified in its entirety by reference to the SYNNEX Amendments, which are attached hereto as Exhibit 10.2 and Exhibit 10.3, and are incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document
10.1

Credit Agreement, dated as of October 16, 2020, by and among Concentrix, the subsidiaries of Concentrix named therein, the lenders signatories thereto from time to time, and Bank of America, N.A., as administrative agent.

10.2

Twelfth Amendment to Credit Agreement dated as of November 27, 2013, by and among the Company, the subsidiaries of the Company named therein, the lenders signatories thereto from time to time, and Bank of America, N.A., as administrative agent.

10.3

Second Amendment to Credit Agreement dated as of August 9, 2018, by and among the Company, the subsidiaries of the Company named therein, the lenders signatories thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2020	SYNNEX CORPORATION

	By:	/s/ Simon Y. Leung
Simon Y. Leung Senior Vice President, General Counsel and Corporate Secretary

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